                                                                    Exhibit 99.1


             [LOGO OF RESOURCE BANKSHARES CORPORATION APPEARS HERE]

FOR IMMEDIATE RELEASE:

                                                     CONTACT:
                                                     Lu Ann Klevecz
                                                     Corporate Communications
                                                     757-463-2265

                  Resource Bankshares Increases Net Income 126%
                            in Second Quarter of 2003

                Earnings per Share Up 77% from Prior Year Quarter

     Virginia Beach, VA - July 23, 2003. Resource Bankshares Corporation (Nasdaq: RBKV) today announced net income of $3.2 million for the second quarter of 2003, a 126 % increase over the $1.4 million reported for the same period of 2002. Diluted earnings per share increased 77% to $0.76 from $0.43 for the quarters ended June 30, 2003 and 2002, respectively. Net income for the six months ended June 30, 2003 totaled $5.4 million, or $1.38 per diluted share, compared to $2.7 million, or $0.82 per diluted share, for the prior year period.

     Return on average equity was 24.65% and return on average assets was 1.61% for the second quarter of 2003, compared to 19.76% and 0.95%, respectively, for the second quarter of 2002. For the first six months of 2003, return on average equity was 23.88% and return on average assets was 1.43%, compared to 18.87% and 0.93%, respectively, for the same period of 2002. Book value per share on June 30, 2003 was $13.61.

     Total assets at June 30, 2003 increased 35% to $825 million, over $609 million in 2002. This increase was driven by growth of total net loans to $498 million as of June 30, 2003, a 32% increase over the same period of 2002. During the second quarter of 2003, the commercial lending team generated net loan growth of $33 million, or 7.2%, over the period ended March 31, 2003. Net interest income totaled $5.9 million and $11.1 million, respectively, for the three and six months ended June 30, 2003, compared to $4.0 million and $7.2 million for the same periods of 2002. For the six month period ended June 30, 2003, the increase in net interest income was related to commercial loan growth, funds advanced for mortgage banking and an increase in the tax equivalent financial margin to 3.21% from 2.72% for the same six month period in 2002.

     "We are again pleased to report strong earnings and healthy growth for the first six months of 2003 compared to 2002," stated T.A. Grell, Jr., President of Resource Bank and Resource Bankshares. "Our earnings have been driven by a 32% growth in core bank loans, a 53% increase in net interest income, a 49 basis point increase in our financial margin, and an excellent performance by Resource Mortgage."

     "We are proud to have been included in the Russell 3000 Index this year. This index recognizes the largest 3000 companies in the United States measured by market capitalization. Additionally, we were recently ranked fifth out of the top 200 publicly traded banks in our asset size by US Banker magazine, based on our three year return on equity. It is gratifying to receive such recognition for the hard work of our experienced management and lending teams. We have a mission statement that says our philosophy is to build a mutually beneficial relationship with our customers, maintain a strong financial institution and develop long term value for our shareholders. Our results continue to support success in all three aspects of that mission."

     Asset quality, our number one priority, continues to be excellent with non-accrual loans and OREO totaling only 0.10% of total loans and funds advanced. As of June 30, 2003, non-accrual loans, OREO and loans 90 days past due totaled $1.0 million, down from $1.3 million at June 30, 2002.

     Resource Mortgage closed $605 million of residential loans in the first six months of 2003 and had net income of $1.7 million, compared to $397 million of loan closings and $587 thousand net income for the first six months of 2002. Interest rates remained at historic lows in the second quarter, and housing starts and resales continued to be strong in the Company's three market areas. Net income from the residential mortgage division, as a percentage of the Company's net income, was 34% for the second quarter of 2003, and 31% for the six month period, which is consistent with the Company's business plan. The mortgage division continues to generate record volume levels and contribute significantly to earnings.

     The Bank's efficiency ratio (which is computed by dividing non-interest expense by the sum of net interest income and non-interest income), was 53.03% and the net overhead ratio (which is computed by subtracting non-interest income from non-interest expense, divided by average total assets), was 1.50% for the first six months of 2003.

     During the second quarter of 2003, the average number of diluted shares was 4,218,362 compared to 3,589,259 for the first quarter of 2003. The increase was a result of the common stock offering completed in March 2003. Shareholders equity increased $2.3 million and book value increased 4.5% to $13.61 in the second quarter. As of June 30, 2003, the Company's trailing 12 months earnings per share is $2.48.

     Resource Bankshares Corporation (Nasdaq: RBKV) will host a conference call to discuss its second quarter earnings and results of operations. The conference call will begin at 11:00 a.m. on Thursday, July 24, 2003. The participant dial in number is 800-404-1354 and the leader name for access is Lu Ann Klevecz. A live webcast of the conference call will also be available through the Company's Investor Relations page at www.resourcebankshares.com. To hear a replay of the
                           --------------------------
call at a later time, call 800-642-1687, using the conference ID number 1681834, or access the archived event on the Company's Investor Relations page at www.resourcebankshares.com or through www.vcall.com. The event will be archived
--------------------------            -------------
and available for replay through July 31, 2003.

     Certain reclassifications have been made to prior year's information to conform with the current year presentation.

         Resource Bankshares Corporation (Nasdaq: RBKV) is the parent holding company of Resource Bank, a regional commercial bank with branches in Virginia Beach, Chesapeake, Newport News, Richmond and Northern Virginia, and additional mortgage loan offices in North Carolina, Maryland and Florida. Visit our investor relations web site at www.resourcebankshares.com for a detailed
                               --------------------------
overview of activities, financial information, and historical stock price data, and to register for email notification of company news, events, and stock activity.

     This press release includes forward looking statements. Investors are cautioned that all forward looking statements involve risks and uncertainties. Certain risk factors could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements include statements regarding profitability, liquidity, allowance for loan losses; interest rate sensitivity, market risk, and financial and other goals. Forward-looking statements often use words such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends," or other words of similar meaning. Forward looking statements do not relate strictly to historical or current facts and are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could effect the actual outcome of future events:

     o fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect net interest margin, asset valuations and expense projections;

     o adverse changes in the economies of Resource's market areas, which might effect business prospects and could cause credit-related losses and expenses;

     o continuing the well-established and valued relationships Resource has built with customers;

     o    adverse developments in loan origination volume;

     o competitive factors in the banking industry such as the trend towards consolidation in the markets in which Resource operates;

     o an unfavorable resolution to the class action lawsuit to which Resource Bank is a party; and

     o changes in banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks.

                     RESOURCE BANKSHARES CORPORATION
                  CONDENSED CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except per share data)
                               (Unaudited)



                                                                                 June 30         December 31         June 30
                                  ASSETS                                            2003                2002            2002
                                                                                    ----                ----            ----

Cash and cash equivalents                                                       $ 18,241            $ 13,399         $ 8,362

Securities held to maturity                                                      132,775             108,650         114,175

Securities available for sale                                                     12,938              21,191          21,805

Funds advanced in settlement of mortgage loans                                   123,340             111,113          57,892

Loans receivable, net                                                            498,230             427,735         378,101

Real estate owned                                                                     76                   -               -

Other assets                                                                      39,065              33,079          28,469
                                                                               ----------------------------------------------

          Total assets                                                         $ 824,665           $ 715,167       $ 608,804
                                                                               ==============================================


                   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

Deposits                                                                       $ 607,424           $ 516,449       $ 429,880

Federal funds purchased and securities sold under
    agreements to repurchase                                                      18,000              32,347          19,000

Advances from Federal Home Loan Bank                                             111,000             105,000         106,879

Capital Trust borrowings                                                          16,200              16,200          14,200

Other liabilities                                                                 17,886              13,004           8,503
                                                                               ----------------------------------------------

          Total liabilities                                                    $ 770,510           $ 683,000       $ 578,462
                                                                               ----------------------------------------------

STOCKHOLDERS' EQUITY

Common stock, $1.50 par value, authorized 6,666,666 shares,
issued and outstanding: June 30, 2003 - 3,979,167;
December 31,2002 - 3,027,461; June 30, 2002 - 3,091,961                          $ 5,969             $ 4,541         $ 4,638

Additional paid in capital                                                        31,033              14,230          15,552

Retained earnings                                                                 16,970              12,758           9,985

Accumulated other comprehensive income                                               183                 638             167
                                                                               ----------------------------------------------

          Total stockholders' equity                                            $ 54,155            $ 32,167        $ 30,342
                                                                               ----------------------------------------------

          Total liabilities and stockholders' equity                           $ 824,665           $ 715,167       $ 608,804
                                                                               ==============================================

                        RESOURCE BANKSHARES CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                  (UNAUDITED)



                                                               Three months ended                  Six months ended
                                                                 June  30                               June  30
                                                              ---------------------------            --------------------------
                                                                   2003             2002                   2003           2002
                                                              ---------------------------            --------------------------

Interest income                                                 $10,373           $8,861                $20,007        $17,030

Interest expense                                                  4,431            4,818                  8,940          9,798
                                                              ---------------------------            --------------------------

Net interest income                                               5,942            4,043                 11,067          7,232

Provision for loan losses                                             0              635                    150            705

Noninterest income                                                9,217            5,902                 16,431         10,997

Noninterest expense                                              10,516            7,306                 19,580         13,722
                                                              ---------------------------            --------------------------

Net income before income taxes                                    4,643            2,004                  7,768          3,802

Income tax expense                                                1,437              587                  2,358          1,107
                                                              ---------------------------            --------------------------

Net income                                                       $3,206           $1,417                 $5,410         $2,695
                                                              ===========================            ==========================


Basic earnings per common share                                   $0.81            $0.46                  $1.46          $0.87

Diluted earnings per common share                                 $0.76            $0.43                  $1.38          $0.82

Book value per share                                                                                     $13.61          $9.81

Return on average assets                                          1.61%            0.95%                  1.43%          0.93%

Return on average equity                                         24.65%           19.76%                 23.88%         18.87%

Average basic common shares outstanding                       3,979,167        3,104,983              3,693,665      3,104,003

Average diluted shares outstanding                            4,218,362        3,287,689              3,909,557      3,289,645

Dividends declared per common share                               $0.17            $0.14                  $0.34          $0.28

Non earning assets (non-accruals and other real estate owned)                                              $702           $668

Net overhead ratio                                                0.65%            0.94%                  0.83%          0.94%

Financial Margin (TE)                                             3.26%            2.93%                  3.21%          2.72%

Average earning assets                                         $747,430         $566,908               $709,340       $549,437

RESOURCE BANKSHARES CORPORATION
              (Unaudited)



                                                                   Three Months Ended June 30,
                                                             2003                          2002
                                               Average               Yield/      Average              Yield/    Average
                                              Balance(1)   Interest Rate(2)     Balance(1) Interest  Rate(2)  Balance(1)
                                            -------------------------------------------------------------------------------

Assets

Interest-earning assets:

   Securities (3)                                $ 151,293  $ 2,366    6.27%      $133,178    $2,241    6.75%   $ 142,242
   Loans (4)                                       491,168    6,481    5.29%       385,394     5,797    6.03%     467,872
   Interest-earning deposits                         4,222       14    1.33%         2,265        11    1.95%       5,300
   Other interest-earning assets (5)               100,747    1,637    6.52%        46,071       908    7.91%      93,926
                                            ---------------------------------   -------------------------------------------
     Total interest-earning assets                 747,430   10,498    5.63%       566,908     8,957    6.34%     709,340
Noninterest earning assets:

   Cash and due from banks                          20,028                           8,092                         16,932
   Premises and equipment                           10,265                           9,755                         10,280
   Other assets                                     24,436                          16,862                         23,094
   Less: Allowance for loan losses                  (5,159)                         (3,797)                        (5,101)
                                            ---------------                     -----------                   ------------

     Total noninterest earning assets               49,570                          30,912                         45,205
                                            ---------------                     -----------                   ------------

Total assets                                     $ 797,000                        $597,820                      $ 754,545
                                            ===============                     ===========                   ============

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
 Interest-bearing deposits:

  Demand/Money Market Accounts                      60,370      230    1.53%      $ 70,943     $ 329    1.86%    $ 60,698
  Savings                                            3,879       12    1.24%         4,763        15    1.26%       3,916
  Certificates of deposit                          480,920    2,717    2.27%       302,068     2,873    3.81%     455,813
                                            ---------------------------------   -------------------------------------------
     Total interest-bearing deposits               545,169    2,959    2.18%       377,774     3,217    3.42%     520,427
  FHLB advances and other borrowings               134,285    1,182    3.53%       147,661     1,313    3.57%     125,880
  Capital debt securities                           16,200      290    7.16%        14,200       288    8.11%      16,200
                                            ---------------------------------   -------------------------------------------
     Total interest-bearing liabilities            695,654    4,431    2.55%       539,635     4,818    3.58%     662,507
Noninterest-bearing liabilities:

  Demand deposits                                   39,319                          23,768                         36,761
  Other liabilities                                 10,278                           5,731                         10,111
                                            ---------------                     -----------                   ------------

    Total noninterest-bearing liabilities           49,597                          29,499                         46,872

Stockholders' equity                                51,749                          28,686                         45,166
                                            ---------------                     -----------                   ------------

Total liabilities and stockholders' equity       $ 797,000                        $597,820                      $ 754,545
                                            ===============                     ===========                   ============

Interest spread (6)                                                    3.08%                            2.76%

Net interest income/net interest margin(7)                  $ 6,067    3.26%                  $4,139    2.93%




                                                   Six Months Ended June 30,
                                              2003                           2002
                                                      Yield/       Average                 Yield/
                                            Interest  Rate(2)    Balance(1)   Interest     Rate(2)
                                           ----------------------------------------------------------

Assets

Interest-earning assets:

   Securities (3)                             $ 4,578   6.49%      $ 126,671     $ 4,337       6.90%
   Loans (4)                                   12,472   5.38%        373,709      11,090       5.98%
   Interest-earning deposits                       33   1.26%          3,123          30       1.94%
   Other interest-earning assets (5)            3,146   6.75%         45,934       1,765       7.75%
                                           -------------------   ------------------------------------
     Total interest-earning assets             20,229   5.75%        549,437      17,222       6.32%
Noninterest earning assets:

   Cash and due from banks                                             8,477
   Premises and equipment                                              9,472
   Other assets                                                       17,041
   Less: Allowance for loan losses                                    (3,748)
                                                                 ------------

     Total noninterest earning assets                                 31,242
                                                                 ------------

Total assets                                                       $ 580,679
                                                                 ============

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
 Interest-bearing deposits:

  Demand/Money Market Accounts                  $ 458   1.52%       $ 77,647       $ 725       1.88%
  Savings                                          25   1.29%          4,686          30       1.29%
  Certificates of deposit                       5,603   2.48%        297,322       6,112       4.15%
                                           -------------------   ------------------------------------
     Total interest-bearing deposits            6,086   2.36%        379,655       6,867       3.65%
  FHLB advances and other borrowings            2,272   3.64%        128,995       2,355       3.68%
  Capital debt securities                         582   7.19%         14,200         576       8.11%
                                           -------------------   ------------------------------------
     Total interest-bearing liabilities         8,940   2.72%        522,850       9,798       3.78%
Noninterest-bearing liabilities:

  Demand deposits                                                     23,107
  Other liabilities                                                    6,157
                                                                 ------------

    Total noninterest-bearing liabilities                             29,264

Stockholders' equity                                                  28,565
                                                                 ------------

Total liabilities and stockholders' equity                         $ 580,679
                                                                 ============

Interest spread (6)                                     3.03%                                  2.54%

Net interest income/net interest margin(7)   $ 11,289   3.21%                    $ 7,424       2.72%


(1) Average balances are computed on daily balances and Management believes such balances are representative of the operations of the Company.

(2) Yield and rate percentages are all computed through the annualization of interest income and expenses versus the average balances of their respective accounts.

(3) Tax equivalent basis. The tax equivalent adjustment to net interest income was $222 thousand and $192 thousand for the six months ended June 30, 2003 and 2002, respectively.

(4) Non-accrual loans are included in the average loan balances, and income on such loans is recognized on a cash basis.

(5)  Consists of funds advanced in settlement of loans.

(6) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(7) Net interest margin is net interest income expressed as a percentage of average earning assets.

                  RESOURCE BANKSHARES CORPORATION
                            (Unaudited)

                                                      For the six months ended
                                                               June 30
                                                         2003           2002
                                                    ----------------------------
ASSET QUALITY
================================================================================

Non accrual loans                                   $    625,757   $    668,004

Loans 90 days past due                              $    345,142   $    604,432

Other real estate owned                             $     76,079   $          -

Non accrual loans and OREO/loans and funds advanced        0.10%          0.15%

Net charge-offs                                     $     58,660   $    128,040

Net charge-off ratio (annualized)                          0.02%          0.07%

Loan loss provision                                 $    150,000   $    705,000

Loan loss reserve                                   $  5,100,146   $  4,273,821


MORTGAGE SEGMENT
================================================================================

Residential loan closings                           $604,543,608   $396,733,844

Residential mortgage banking income                 $ 14,408,304   $  8,741,353

Residential mortgage banking expense                $ 11,978,400   $  7,902,787

Residential mortgage pre-tax income                 $  2,429,904   $    838,566

Residential mortgage post-tax income                $  1,700,933   $    586,996

Residential number of employees                              217            187

Commercial mortgage post-tax income                 $    153,662   $    (66,478)

Commercial number of employees                                 9             10

BANKING SEGMENT
================================================================================

Non interest income                                 $  1,404,126   $  1,958,643

Non interest expense                                $  6,921,107   $  5,364,077

Efficiency ratio                                          53.03%         54.94%

Net overhead ratio                                         1.50%          1.19%

Financial margin (TE) with deferred fees/costs             3.38%          2.94%

Financial margin (TE) without deferred fees/costs          3.75%          3.25%

Number of employees                                          136            116

Bank and Mortgage Group
-----------------------
Efficiency ratio                                          68.77%         72.66%

Net overhead ratio                                         0.77%          0.92%

Number of employees                                          362            313